Amended and Restated
Agreement and Plan of Reorganization

THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF REORGANIZATION (“Agreement”) is
made as of this 27th day of December, 2007, by and between Citizens Funds, a Massachusetts business trust
(“Trust”), on behalf of each of its series (each a “Reorganizing Fund”), and Sentinel Group Funds, Inc., a Maryland
corporation (“Corporation”), on behalf of the Sentinel Responsible Investing (SRI) Core Opportunities, Sentinel
Responsible Investing (SRI) Emerging Companies, Sentinel International Equity, Sentinel Government Securities,
Sentinel U.S. Treasury Money Market and Sentinel Balanced Funds each a series of the Corporation (each a
“Surviving Fund”), and, solely for purposes of Section 6.13 of this Agreement, Citizens Advisers, Inc., the investment adviser to the Trust. All agreements, representations, actions and obligations described in this
Agreement made or to be taken or undertaken by any Reorganizing or Surviving Fund are made and shall be taken or undertaken by the Corporation on behalf of a Surviving Fund and by Trust on behalf of a Reorganizing Fund.
Other than the Surviving Funds, no other series of the Corporation is a party to this Agreement.

WHEREAS, it is intended that for U.S. federal income tax purposes (i) the transactions contemplated by this
Agreement each constitute a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of
1986, as amended (“Code”) and (ii) this Agreement constitute a plan of reorganization within the meaning of
Section 368(a) of the Code and Treasury Regulations Section 1.368 -2(g);

WHEREAS, each reorganization will consist of the transfer of all of the assets of a Reorganizing Fund to the corresponding Surviving Fund in exchange solely for Class A and, where applicable as set forth below, Class I shares of the corresponding Surviving Fund (“Surviving Fund Shares”), the assumption by a Surviving Fund of certain of the liabilities of the corresponding Reorganizing Fund and the distribution of the Surviving Fund Shares to the shareholders of the corresponding Reorganizing Fund in liquidation of the Reorganizing Fund, all upon the terms and conditions set forth in this Agreement; and

WHEREAS, the Reorganizing Funds and corresponding Surviving Funds are set forth below:

Reorganizing Fund	Surviving Fund

Sentinel Responsible Investing (SRI) Core
Citizens Core Growth	Opportunities
Standard	Class A
Administrative	Class I
Institutional	Class I

Sentinel Responsible Investing (SRI)
Citizens Emerging Growth	Emerging Companies
Standard	Class A
Administrative	Class I
Institutional	Class I

Citizens Global Equity	Sentinel International Equity
Standard	Class A
Administrative	Class I
Institutional	Class I

Citizens Income	Sentinel Government Securities
Standard	Class A

Citizens Money Market	Sentinel U.S. Treasury Money Market
Standard	Class A
Institutional	Class A

Citizens Small Cap Core Growth	Sentinel Responsible Investing (SRI)
Standard	Emerging Companies
Class A

Citizens Balanced	Sentinel Balanced
Standard	Class A

Reorganizing Fund	Surviving Fund

Sentinel Responsible Investing (SRI) Core
Citizens Value	Opportunities
Standard	Class A
Institutional	Class I

NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. Transfer of Assets of the Reorganizing Fund in Exchange for Assumption of Liabilities and Surviving Fund
Shares and the Liquidation of the Reorganizing Fund.

1.1 Subject to the terms and conditions set forth in this Agreement and on the basis of the representations and warranties contained in this Agreement, each Reorganizing Fund agrees to assign, transfer and convey all of its assets as set forth in paragraph 1.2 to the corresponding Surviving Fund, and each Surviving Fund agrees in exchange for such assets: (a) to deliver to the corresponding Reorganizing Fund that number of full and fractional Surviving Fund Shares with a value equal to the value of the full and fractional shares of the Reorganizing
Fund (“Reorganizing Fund Shares”) outstanding immediately prior to the Closing (defined below) at net asset value and (b) to assume the liabilities of the corresponding Reorganizing Fund set forth in paragraph 1.3. Such transactions shall take place at the Closing.

1.2 (a) The assets of each Reorganizing Fund to be acquired by the corresponding Surviving
Fund (“Assets”) shall consist of all property and assets of every kind and nature of the Reorganizing Fund, including, without limitation, all cash, cash equivalents, securities, receivables (including interest and dividend receivables), claims or rights of action, rights to register shares under applicable securities laws, books and records, any deferred or prepaid expenses and all other property reflected on an unaudited statement of assets and liabilities of the Reorganizing Fund prepared as of the business day immediately preceding the Closing Date (defined below)
by the Reorganizing Fund’s accounting agent in accordance with generally accepted accounting principles
(“GAAP”) consistently applied from the prior audited period (“Closing Balance Sheet”). A preliminary Closing
Balance Sheet shall be delivered to the Surviving Fund at least 15 business days prior to the Closing Date. The final
Closing Balance Sheet shall be delivered at Closing.

(b) The Trust has provided each Surviving Fund with a list of the corresponding
Reorganizing Fund’s portfolio securities as of the date of execution of this Agreement. The Trust reserves the right to sell any of these securities prior to Closing. The Trust will, at least 15 days prior to the applicable Closing Date, furnish each Surviving Fund with a list of the then-held securities of the corresponding Reorganizing Fund. At least ten (10) business days prior to such Closing Date, the Corporation, on behalf of such corresponding Surviving Fund, will advise the Trust of any investments of such Reorganizing Fund shown on such schedule which Sentinel (as defined below) does not believe would be desirable for the corresponding Surviving Fund. Under such circumstances, to the extent practicable, the Trust, on behalf of such Reorganizing Fund, if requested in writing by the Corporation and to the extent permissible and consistent with such Reorganizing Fund's investment objectives and policies, will dispose of such investments prior to such Closing Date. Notwithstanding the foregoing, nothing herein shall require the Trust, on behalf of any Reorganizing Fund, to dispose of portfolio securities or other Assets if, in the reasonable judgment of the Trust’s Board of Trustees or such Reorganizing Fund’s investment adviser, such disposition could adversely affect the status of the reorganization of such Reorganizing Fund as a reorganization within the meaning of Section 368(a) of the Code.

1.3 Each Reorganizing Fund will endeavor to discharge all of its known liabilities and obligations prior to the Closing Date, other than those liabilities and obligations which would otherwise be discharged at a later date in the ordinary course of business. Each Surviving Fund shall assume all liabilities, expenses, costs, charges and reserves of the corresponding Reorganizing Fund reflected on the Closing Balance Sheet and relating to the indemnification agreements of the independent Trustees of the Trust. Each Surviving Fund shall also assume any liabilities, expenses, costs or charges incurred by or on behalf of the corresponding Reorganizing Fund specifically arising from or relating to the operations and/or transactions of the Reorganizing Fund prior to and including the
Closing Date that are not reflected on the Closing Balance Sheet.

1.4 Immediately upon the issuance and delivery of the one share of each newly-organized Surviving
Fund to Sentinel Asset Management, Inc. or an affiliate (“Sentinel”) pursuant to paragraph 7.1 of this Agreement,
Sentinel is expected to approve the investment advisory agreement between Sentinel Asset Management, Inc. and the Corporation, on behalf of the newly-organized Surviving Funds.

1.5 Immediately prior to or contemporaneously with the consummation of the transactions described in paragraph 1.1, the share of each Surviving Fund acquired by Sentinel pursuant to paragraph 7.1 shall be redeemed by each Surviving Fund for $1.00. In addition, prior to the transactions described in paragraph 1.1, each
Reorganizing Fund Shareholder (as defined in paragraph 1.6 below) shall have the right to receive any dividends or other distributions that were declared prior to the Closing Date with respect to the Reorganizing Fund Shares that are held by such Reorganizing Fund Shareholder on the Closing Date.

1.6 Immediately after the transfer of Assets and delivery of the Surviving Fund Shares, each
Reorganizing Fund will distribute to its shareholders of record (“Reorganizing Fund Shareholders”), determined as of the Valuation Time (as defined below), on a pro rata basis, the Surviving Fund Shares received by such
Reorganizing Fund in complete liquidation of such Reorganizing Fund. Such distribution and liquidation will be accomplished by Sentinel Administrative Services, Inc. (“SASI”), in its capacity as transfer agent for each Surviving
Fund, opening accounts on the stock records of each Surviving Fund in the names of the corresponding
Reorganizing Fund Shareholders and transferring to each such Reorganizing Fund Shareholder account the pro rata number of Surviving Fund Shares due each such Reorganizing Fund Shareholder from the Surviving Fund Shares then credited to the account of the applicable Reorganizing Fund on the books of the Surviving Fund. All issued and outstanding shares of a Reorganizing Fund will simultaneously be redeemed by that Reorganizing Fund pursuant to
Section 7.3 of Trust’s Declaration of Trust and subsequently cancelled. The Surviving Fund will not issue certificates representing the Surviving Fund Shares in connection with such exchange.

1.7 As soon as practicable after the last Closing Date, Trust shall take all steps necessary to effect its dissolution and to have its existence terminated in accordance with applicable Massachusetts law and other applicable requirements.

1.8 Any reporting responsibility of each Reorganizing Fund including, without limitation, the responsibility for filing of regulatory reports, tax returns, or other documents with the Securities and Exchange
Commission (“Commission”), any state securities commission, and any federal, state or local tax authorities or any other relevant regulatory authority, is and shall remain the responsibility of the Reorganizing Fund.

1.9 All books and records of each Reorganizing Fund, including all books and records required to be maintained under the Investment Company Act of 1940, as amended (“1940 Act”), and its rules and regulations, shall be available to the corresponding Surviving Fund from and after the applicable Closing Date and copies of all such books and records shall be turned over to the corresponding Surviving Fund or its agents as soon as practicable following the applicable Closing Date.

2. Valuation

2.1 The value of the Assets to be acquired and the liabilities to be assumed by each Surviving Fund shall be computed as of the close of regular trading on the New York Stock Exchange, Inc. (“NYSE”) on the applicable Closing Date (“Valuation Time”) after the declaration and payment of any dividends and/or other distributions by the corresponding Reorganizing Fund on that date, using the Surviving Fund’s valuation procedures.

2.2 For the purpose of paragraph 1.1, the net asset value of each class of shares of a Surviving Fund shall be the net asset value per share computed as of the Valuation Time, using the valuation procedures of such
Surviving Fund.

3. Closing and Closing Date

3.1 The Closing for each reorganization shall occur as of February 22, 2008, or such other date as the parties may mutually agree with respect to such reorganization (“Closing Date”). All acts taking place at the closing of a reorganization as provided in this Agreement (a “Closing”) shall be deemed to take place simultaneously as of the “close of business” on the Closing Date for such reorganization unless otherwise agreed to by the parties. The close of business on a Closing Date shall be as of 4:00 p.m., Eastern time, and after the declaration of any dividends by such Reorganizing Fund. The Closing shall be held at the law offices of Sidley Austin LLP, 787 Seventh
Avenue, New York, NY 10019 or such other place as the parties may agree.

3.2 In the event that immediately prior to the Valuation Time, (a) the NYSE or another primary trading market for portfolio securities of the Reorganizing Fund or corresponding Surviving Fund is closed to trading, or trading is restricted, or (b) trading or reporting of trading on the NYSE or elsewhere is disrupted so that accurate appraisal of the value of the net assets of the Reorganizing Fund or corresponding Surviving Fund is impracticable in the reasonable judgment of the Trust’s Board of Trustees with respect to the Reorganizing Fund and the Corporation’s Board of Directors with respect to the Surviving Fund, the Closing Date for such reorganization shall be postponed until the first business day when trading shall have been fully resumed and reporting shall have been restored.

3.3 Each Reorganizing Fund shall deliver to the corresponding Surviving Fund at the Closing a schedule of its investments as of such date and the Closing Balance Sheet, both of which shall be certified by the
Treasurer of such Reorganizing Fund.

3.4 Each Reorganizing Fund shall cause Fifth Third Bank, custodian for the Reorganizing Funds, to deliver at the Closing of the reorganization of such Reorganizing Fund a certificate of an authorized officer stating that (a) the Assets of such Reorganizing Fund shall have been delivered in proper form to State Street Bank and
Trust Company (“State Street”), custodian for the Surviving Funds, prior to or on the Closing Date, and (b) all necessary taxes in connection with the delivery of Assets of such Reorganizing Fund, including all applicable federal and state stock transfer stamps, if any, have been paid or provision for payment has been made. Each
Reorganizing Fund shall cause its portfolio securities represented by a certificate or other written instrument to be presented by Fifth Third Bank to State Street for examination no later than five (5) business days preceding the
Closing Date of the reorganization of such Reorganizing Fund and transferred and delivered to State Street as of such Closing Date for the account of the corresponding Surviving Fund duly endorsed in proper form for transfer in such condition as to constitute good delivery thereof. Each Reorganizing Fund’s portfolio securities and instruments deposited with a securities depository, as defined in Rule 17f-4 under the 1940 Act, shall be delivered as of the
Closing Date of the reorganization of such Reorganizing Fund by book entry in accordance with the customary practices of such depositories and State Street. The cash to be transferred by a Reorganizing Fund shall be delivered by wire transfer of federal funds on the Closing Date of the reorganization of such Reorganizing Fund.

3.5 Each Reorganizing Fund shall cause Citi Fund Services of Ohio, Inc. (“Citi”), as transfer agent for the Reorganizing Funds, to deliver at the Closing of the reorganization of such Reorganizing Fund a list of the names, addresses and account histories of the Reorganizing Fund Shareholders and the number and percentage ownership of outstanding Reorganizing Fund Shares owned by each such shareholder immediately prior to Closing.
The corresponding Surviving Fund shall cause its transfer agent, SASI, to deliver at the Closing a certificate as to the opening of accounts in the Reorganizing Fund Shareholders’ names on such Surviving Fund’s share transfer books. Each Surviving Fund shall issue and deliver a confirmation evidencing the Surviving Fund Shares to be credited on the Closing Date to the corresponding Reorganizing Fund or provide evidence satisfactory to the
Reorganizing Fund that such Surviving Fund Shares have been credited to the Reorganizing Fund’s account on the books of the Surviving Fund.

3.6 Each Reorganizing Fund shall deliver at the Closing of the reorganization of such Reorganizing
Fund a certificate of an authorized officer stating that, to the certifying officer’s knowledge, (a) the Reorganizing
Fund’s most recent annual and semi-annual reports do not contain any untrue statement of a material fact or omit to state a material fact; (b) the Reorganizing Fund’s most recent financial statements, and other financial information included in those reports, fairly present, in all material respects, the financial condition, results of operations and cash flows of such Reorganizing Fund for the periods presented; and (c) that it is unaware of (i) any significant deficiencies in the design or operation of the Reorganizing Fund’s internal controls with respect to financial data, (ii)
any material weaknesses in such internal controls or (iii) any fraud involving management or other employees who have a significant role in such internal controls.

3.7 At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, stock certificates, receipts and other documents as the other party, or its counsel, may reasonably request to effect the transactions contemplated by this Agreement.

4. Representations and Warranties of the Reorganizing Fund

Trust, on behalf of each Reorganizing Fund, severally, but not jointly, represents and warrants to the Corporation and the corresponding Surviving Fund as of the date hereof:

4.1 Such Reorganizing Fund is a duly established, separate series of Trust. Trust has been formed and is validly existing under the laws of Massachusetts. Trust has the power to own its properties and conduct its business as a registered investment company. Trust has all necessary federal, state and local authorizations to own all of its properties and assets and to carry on its business as it is now being conducted and, subject to approval of shareholders of such Reorganizing Fund, to carry out the Agreement on behalf of such Reorganizing Fund. Such
Reorganizing Fund is a separate series of beneficial shares with no par value of Trust duly classified and designated in accordance with the applicable provisions of Trust’s Declaration of Trust. Such Reorganizing Fund has all
necessary federal, state and local authorizations to own all of the properties and Assets and to carry on its business as now being conducted.

4.2 The Trust is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and such
Reorganizing Fund is in compliance in all material respects with the 1940 Act and its rules and regulations.

4.3 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by such Reorganizing Fund of the transactions contemplated in this Agreement, except such as have been obtained under the Securities Act of 1933, as amended (“1933 Act”), the Securities Exchange Act of
1934, as amended (“1934 Act”), and the 1940 Act and such as may be required by state securities laws or applicable
Massachusetts law.

4.4 Such Reorganizing Fund is not, and the execution, delivery and performance of this Agreement by
Trust will not result (a) in violation of applicable Massachusetts law or of Trust’s Declaration of Trust or Bylaws;
(b) in violation or breach of, or constitute a default under, any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which such Reorganizing Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Trust, on behalf of such Reorganizing Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which such Reorganizing Fund is a party or by which it is bound; or (c) in the creation or imposition of any lien, charge or encumbrance on any property or assets of such Reorganizing Fund.

4.5 Except as otherwise designated in writing and accepted by the corresponding Surviving Fund, all material contracts and other commitments of or applicable to such Reorganizing Fund (other than this Agreement and the indemnification agreements of the independent Trustees of the Trust) will be terminated, or provision for discharge of any liabilities of such Reorganizing Fund will be made, at or prior to the Closing Date of the reorganization of such Reorganizing Fund, without such Reorganizing Fund or the corresponding Surviving Fund incurring any liability or penalty.

4.6 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to such Reorganizing Fund’s knowledge, threatened against such
Reorganizing Fund or any properties or assets held by it. Such Reorganizing Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

4.7 The Statements of Assets and Liabilities, Operations, and Changes in Net Assets, the Financial
Highlights, and the Investment Portfolio of such Reorganizing Fund at and for the fiscal year ended June 30, 2007 have been audited by PricewaterhouseCoopers LLP, an independent registered accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the corresponding Surviving Fund) present fairly, in all material respects, the financial position of such Reorganizing
Fund as of the date, and there are no known liabilities of such Reorganizing Fund as of such dates not disclosed in those documents.

4.8 Since June 30, 2007, there has not been any material adverse change in such Reorganizing Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by such Reorganizing Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the corresponding Surviving
Fund. For purposes of this paragraph 4.8, changes generally adversely affecting the mutual fund industry, as a result of changes to applicable laws or otherwise, the U.S. economy generally, the discharge of such Reorganizing Fund’s liabilities, or the redemption of such Reorganizing Fund’s shares by its shareholders, shall not constitute a material adverse change.

4.9 All federal and other tax returns and reports of such Reorganizing Fund required by law to have been filed (including any extensions) shall have been filed by the date required by law and are or will be correct in all material respects and all federal and other taxes (including backup withholding and other withholding taxes)
shown as due or required to be shown as due on said returns and reports or otherwise due shall have been paid or provisions shall have been made for the payment thereof, and, to such Reorganizing Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

4.10 For each of its taxable years (including the period ending on the Closing Date for the reorganization of such Reorganizing Fund), such Reorganizing Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has satisfied the distribution requirements imposed by the Code for each of its taxable years and has been eligible to and has computed its federal income tax under Section 852 of the Code.

4.11 All issued and outstanding shares of such Reorganizing Fund (a) have been offered and sold in compliance in all material respects with applicable registration requirements of the 1933 Act, the 1940 Act and state securities laws; (b) are, and on the Closing Date for the reorganization of such Reorganizing Fund have been, duly authorized and will be validly issued and outstanding, fully paid and non-assessable except that, as set forth in the
Trust’s Statement of Additional Information, shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, and not subject to preemptive or dissenter’s rights under applicable
Massachusetts law; and (c) will be held of record at the time of the applicable Closing by the persons and in the amounts set forth in the records of Citi. Such Reorganizing Fund has no outstanding options, warrants or other rights to subscribe for or purchase any of its shares nor is there outstanding any security convertible into any of its shares.

4.12 At the Closing Date for the reorganization of such Reorganizing Fund, such Reorganizing Fund will have good and marketable title to the Assets to be transferred to the corresponding Surviving Fund and full right, power and authority to sell, assign, transfer and deliver such Assets free of any liens or other encumbrances, except those liens or encumbrances as to which the corresponding Surviving Fund has received notice at or prior to the Closing, and upon delivery and payment for such Assets, the Surviving Fund will acquire good and marketable title thereto, subject to no restrictions on the full transfer of the Assets, excluding such restrictions as might arise under the 1933 Act and except those restrictions as to which the Surviving Fund has received notice at or prior to the
Closing.

4.13 The execution, delivery and performance of this Agreement on behalf of such Reorganizing Fund will have been duly authorized prior to the execution of this Agreement by all necessary action on the part of the
Board of Trustees of Trust and, subject to the approval of the Reorganizing Fund Shareholders at a special meeting
(“Special Meeting”), this Agreement constitutes a valid and binding obligation of Trust, on behalf of such
Reorganizing Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

4.14 The current prospectus and statement of additional information of such Reorganizing Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and its rules and regulations and do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

4.15 Insofar as the following relate to such Reorganizing Fund, the registration statement filed by the corresponding Surviving Fund on Form N-14 relating to Surviving Fund Shares that will be registered with the
Commission pursuant to this Agreement, which without limitation, shall include a proxy statement of such
Reorganizing Fund and a prospectus and statement of additional information of the corresponding Surviving Fund with respect to the transactions contemplated by this Agreement, and any supplement or amendment to the prospectus, and the documents contained or incorporated into the prospectus or statement of additional information by reference (“N-14 Registration Statement”) will, on the effective date of the N-14 Registration Statement, through the time of the Special Meeting, and on the Closing Date for the reorganization of such Reorganizing Fund, (a)
comply in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and 1940 Act, as applicable, and (b) do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall only apply to statements in or omissions from the proxy statement included in the N-14 Registration
Statement made in reliance upon and in conformity with information that was furnished by the Trust on behalf of each Reorganizing Fund.

4.16 Such Reorganizing Fund will provide the corresponding Surviving Fund with information reasonably necessary for the preparation of the N-14 Registration Statement, in compliance in all material respects with the 1933 Act, the 1934 Act and the 1940 Act.

5. Representations and Warranties of the Surviving Fund

The Corporation, on behalf of each Surviving Fund, severally, but not jointly, represents and warrants to the Trust and the corresponding Reorganizing Fund as follows as of the date hereof:

5.1 The Corporation is a corporation incorporated and existing under the Maryland General
Corporation Law (“MGCL”) and in good standing with the SDAT. The Corporation has the corporate power to own its properties and conduct its business as a registered investment company. The Corporation has all necessary federal, state and local authorization to own all of its properties and assets and to carry on its business as it is now being conducted and to carry out this Agreement. Such Surviving Fund is a separate series of common stock, par value $0.01 per share, of the Corporation that will be duly classified and designated in accordance with the applicable provisions of the Corporation’s charter. The Corporation has all necessary federal, state and local authorizations to own all of the properties and assets and to carry on its business as now being conducted.

5.2 The Corporation is registered with the Commission as an open-end management investment company under the 1940 Act; such registration has not been revoked or rescinded and is in full force and effect and, as of the applicable Closing Date, such Surviving Fund will be in compliance in all material respects with the 1940
Act and its rules and regulations. The Post-Effective Amendments (defined below) filed by the Corporation pursuant to this Agreement will, on the effective date of the Post-Effective Amendments, comply in all material respects with the 1940 Act and its rules and regulations.

5.3 No consent, approval, authorization, or order of any court or governmental authority is required for the consummation by such Surviving Fund of the transactions contemplated in this Agreement, except such as have been obtained or will be obtained prior to the applicable Closing under the 1933 Act, the 1934 Act and the
1940 Act and such as may be required by state securities laws.

5.4 Such Surviving Fund is not, and the execution, delivery and performance of this Agreement by the
Corporation will not result (a) in a violation of the MGCL or of the Corporation’s Charter or Bylaws; (b) in a
violation or breach of, or constitute a default under, any material agreement, indenture, instrument, contract, lease, judgment or other undertaking to which such Surviving Fund is a party or by which it is bound, and the execution, delivery and performance of this Agreement by the Corporation on behalf of such Surviving Fund will not result in the acceleration of any obligation, or the imposition of any penalty, under any material agreement, indenture,

instrument, contract, lease, judgment or other undertaking to which such Surviving Fund is a party or by which it is bound; or (c) in the creation or imposition of any lien, charge or encumbrance on any property or assets of such
Surviving Fund.

5.5 Neither of the Sentinel Responsible Investing (SRI) Emerging Companies Fund and Sentinel
Responsible Investing (SRI) Core Opportunities Fund has commenced operations and neither will commence operations until after the applicable Closing, except in connection with the reorganization related to that Surviving
Fund and this Agreement.

5.6 Such Surviving Fund shares to be issued and delivered to the corresponding Reorganizing Fund
(a) will be offered and sold in compliance in all material respects with applicable registration requirements of the
1933 Act, the 1940 Act and state securities laws and (b) are, and on the applicable Closing Date have been, duly authorized and will be validly issued and outstanding, fully paid and non-assessable and not subject to preemptive or dissenter’s rights under the MGCL. Such Surviving Fund has no outstanding options, warrants or other rights to subscribe for or purchase any of its shares, except as described in paragraph 1.5 of this Agreement, nor is there outstanding any security convertible into any of its shares.

5.7 The execution, delivery and performance of this Agreement will have been duly authorized prior to the applicable Closing Date by all necessary action on the part of the Board of Directors of the Corporation and this Agreement constitutes a valid and binding obligation of the Corporation, on behalf of such Surviving Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles.

5.8 The N-14 Registration Statement, other than as it relates to each Reorganizing Fund, will, on the effective date of the N-14 Registration Statement, through the time of the Special Meeting, and on the applicable
Closing Date, (a) comply in all material respects with the provisions and regulations of the 1933 Act, 1934 Act and
1940 Act, and (b) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the N-14 Registration Statement, in light of the circumstances under which such statements are made, not materially misleading; provided, however, that the representations and warranties in this paragraph shall only apply to statements in or omissions from the N-14 Registration Statement made in reliance upon and in conformity with information that was furnished by the Corporation.

5.9 Such Surviving Fund covenants to prepare in compliance with the 1933 Act, the 1934 Act and the
1940 Act the N-14 Registration Statement in connection with a special meeting of the applicable Reorganizing Fund
Shareholders to consider approval of this Agreement and the transactions contemplated in this Agreement. The
Surviving Funds will file the N-14 Registration Statement with the Commission. Prior to the filing of the N-14
Registration Statement or any amendment or supplement thereto, the Surviving Fund will afford the corresponding
Reorganizing Fund a reasonable opportunity to review and comment thereon and will obtain the consent of the Trust prior to any such filing, which consent shall not be unreasonably withheld.

5.10 For each of its taxable years, such Surviving Fund has met the requirements of Subchapter M of the Code for qualification as a regulated investment company and has elected to be treated as such, has satisfied the distribution requirements imposed by the Code for each of its taxable years and has been eligible to and has computed its federal income tax under Section 852 of the Code. For the taxable year that includes the Closing Date, such Surviving Fund expects to meet the requirements of Subchapter M of the Code for qualification as a regulated investment company and will elect to be treated as such, will satisfy the distribution requirements imposed by the
Code, and expects to be eligible to and to compute its federal income tax under Section 852 of the Code.

5.11 No material litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or, to such Surviving Fund’s knowledge, threatened against such Surviving
Fund or any properties or assets held by it. Such Surviving Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

5.12 The Statements of Assets and Liabilities, Operations, and Changes in Net Assets, the Financial
Highlights, and the Investment Portfolio of such Surviving Fund at and for the fiscal year ended November 30, 2006 have been audited by PricewaterhouseCoopers LLP, an independent registered accounting firm, and are in accordance with GAAP consistently applied, and such statements (copies of which have been furnished to the corresponding Reorganizing Fund) present fairly, in all material respects, the financial position of such Surviving
Fund as of the date, and there are no known liabilities of such Surviving Fund as of such dates not disclosed in those documents.

5.13 Since November 30, 2006, there has not been any material adverse change in such Surviving
Fund’s financial condition, assets, liabilities or business other than changes occurring in the ordinary course of business, or any incurrence by such Surviving Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to and accepted in writing by the corresponding
Reorganizing Fund.

5.14 All federal and other tax returns and reports of such Surviving Fund required by law to have been filed (including any extensions) shall have been filed by the date required by law and are or will be correct in all material respects and all federal and other taxes (including backup withholding and other withholding taxes) shown as due or required to be shown as due on said returns and reports or otherwise due shall have been paid or provisions shall have been made for the payment thereof, and, to such Surviving Fund’s knowledge, no such return is currently under audit and no assessment has been asserted with respect to such returns.

5.15 The current prospectus and statement of additional information of such Surviving Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act and its rules and regulations and do not include any untrue statement of a material fact or omit to state any material fact required to be stated
therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

6.	Covenants of the Surviving Funds and the Reorganizing Funds

6.1 Each Reorganizing Fund covenants to operate its business in the ordinary course between the date of this Agreement and the Closing Date of the reorganization of such Reorganizing Fund. It is understood that such ordinary course of business will include the declaration and payment of customary dividends and other distributions, the selling and redeeming of shares of the Reorganizing Fund and such selling and purchasing of securities and other changes as are contemplated by the Reorganizing Fund’s normal operations. No party shall take any action that would, or reasonably would be expected to, result in any of its representations and warranties set forth in this
Agreement being or becoming untrue in any material respect.

6.2 Upon reasonable notice, Surviving Funds’ officers and agents shall have reasonable access to the
Reorganizing Funds’ books and records necessary to maintain current knowledge of the Reorganizing Funds and to ensure that the representations and warranties made by each Reorganizing Fund are accurate.

6.3 The Reorganizing Funds will call a special meeting of the Reorganizing Fund Shareholders entitled to vote to consider and act upon this Agreement and to take all reasonable actions necessary to obtain approval of the transactions contemplated in this Agreement.

6.4 Each Reorganizing Fund covenants that the Surviving Fund Shares to be issued under this
Agreement are not being acquired for the purpose of making any distribution other than in accordance with the terms of this Agreement.

6.5 Each Reorganizing Fund covenants that it will assist the corresponding Surviving Fund in obtaining such information as the Surviving Fund reasonably requests concerning the beneficial ownership of the
Reorganizing Fund shares.

6.6 Subject to the provisions of this Agreement, the Surviving Funds and the Reorganizing Funds will each take, or cause to be taken, all actions, and do or cause to be done, all things reasonably necessary, proper, and/or advisable to consummate and make effective the transactions contemplated by this Agreement.

6.7 The Corporation has filed or will file one or more post-effective amendments to its Registration
Statement on Form N-1A (“Post-Effective Amendments”) to become effective on or before the Closing Date to register the newly-organized Surviving Funds’ capital stock under the 1933 Act and the 1940 Act and to amend the
Corporation’s Registration Statement under the 1940 Act.

6.8 As soon as reasonably practicable after the Closing, each Reorganizing Fund shall make a liquidating distribution to its shareholders consisting of the Surviving Fund Shares received at the Closing of the reorganization of such Reorganizing Fund.

6.9 It is the intention of the parties that the transaction with respect to each Surviving Fund and corresponding Reorganizing Fund will qualify as a reorganization within the meaning of Section 368(a) of the Code.
Neither the Trust, the Corporation, the Reorganizing Funds nor the Surviving Funds shall take any action, or cause any action to be taken that would reasonably be expected to cause any of such transactions not to qualify as a reorganization within the meaning of Section 368(a) of the Code or shall file any income tax return inconsistent with treatment of each transaction as a reorganization within the meaning of Section 368(a) of the Code. At or prior to the
Closing Date of a reorganization, the parties to this Agreement that are participating in such reorganization will provide to Sidley Austin LLP a certificate containing such customary factual representations as Sidley Austin LLP shall have reasonably requested in order to enable Sidley Austin LLP to render the tax opinion required by paragraph 9.5 of this Agreement.

6.10 Each Surviving Fund agrees to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, the MGCL and such of the state securities laws as may be necessary in order to continue its operations after the Closing Date.

6.11 Following the transfer of Assets by a Reorganizing Fund to the corresponding Surviving Fund and the assumption of liabilities of such Reorganizing Fund in exchange for Surviving Fund Shares as contemplated in this Agreement, Trust will file any final regulatory reports, including but not limited to any Form N-SAR and Rule
24f-2 filings with respect to such Reorganizing Fund after the applicable Closing Date but prior to the date of any applicable statutory or regulatory deadlines.

6.12 The Corporation shall from and after the applicable Closing Date use its reasonable best efforts so that for a period of three years after such Closing Date, at least 75% of the Board of Directors of the Corporation are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) of Sentinel or Citizens Advisers, Inc. In
addition, the Corporation, from and after the applicable Closing Date, shall refrain from imposing or seeking to impose for a period of two years after such Closing Date, any “unfair burden” on the Reorganizing Funds (within the meaning of the 1940 Act) as a result of the transactions contemplated by this Agreement or any terms, conditions or understandings applicable thereto.

6.13 Citizens Advisers, Inc. shall have purchased one or more “run-off” directors and officers errors and omissions insurance policy(ies) covering, among other things, the present and former officers and Trustees of the Trust for no less than six years after the Closing Date

7. Conditions Precedent to Obligations of the Reorganizing Fund

The obligations of each Reorganizing Fund to complete the transactions provided for in this Agreement on the applicable Closing Date shall be subject, at its election, to the performance by the corresponding Surviving Fund of all the obligations to be performed by it hereunder on or before the applicable Closing Date, and in addition thereto, the following further conditions:

7.1 Prior to Closing of a newly-organized Surviving Fund, the Directors of the Corporation shall have authorized on behalf of the newly-organized Surviving Fund the issuance of one share of such Surviving Fund to
Sentinel in consideration of the payment of $1.00 and Sentinel shall have voted affirmatively on the matters referred to in paragraph 1.4, above.

7.2 The items that are required to be delivered by a Surviving Fund or its agents shall have been delivered to the corresponding Reorganizing Fund or its agents on or prior to the applicable Closing Date.

7.3 All representations and warranties of the Corporation, on behalf of the corresponding Surviving
Fund, contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the applicable
Closing Date, with the same force and effect as if made on and as of the applicable Closing Date.

7.4 The Corporation, on behalf of each Surviving Fund, shall have delivered to the corresponding
Reorganizing Fund on the applicable Closing Date a certificate executed in its name by an authorized officer, in a form reasonably satisfactory to such Reorganizing Fund and dated as of the applicable Closing Date, to the effect that (a) the representations and warranties of such Surviving Fund made in this Agreement are true and correct on and as of the applicable Closing Date, except as they may be affected by the transactions contemplated by this
Agreement, (b) the Corporation, on behalf of such Surviving Fund, has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the applicable Closing Date, and (c) the N-14 Registration Statement and the registration statement on Form N-
1A with respect to the newly-organized Surviving Funds that will commence operations upon the consummation of the reorganizations shall have become effective under the 1933 Act and no stop order suspending the effectiveness of the N-14 Registration Statement or the N-1A Amendment has been issued and no proceeding for that purpose are pending or threatened..

7.5 Each Reorganizing Fund shall have received on the applicable Closing Date an opinion of Sidley
Austin LLP, counsel to the Corporation, in a form reasonably satisfactory to such Reorganizing Fund, and dated as of the applicable Closing Date, to the effect that:

(a) The Corporation is a corporation incorporated and existing under the MGCL and in good standing with the SDAT. The Corporation has the corporate power to own its properties and conduct its business as a registered investment company. Each Surviving Fund is a separate series of common stock, par value $0.01 per share, of the Corporation that has been duly classified and designated in accordance with the applicable provisions of the Corporation’s Charter;

(b) The Corporation is registered with the Commission as an open-end management investment company under the 1940 Act;

(c) To such counsel’s knowledge, no consent, approval, authorization, or order of any federal or Maryland court or governmental authority is required for the consummation by the corresponding Surviving Fund of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act, the 1934
Act and the 1940 Act and such as may be required by state securities laws;

(d) The execution, delivery and performance of this Agreement has been duly authorized, executed and delivered on the part of the Board of Directors of the Corporation and this Agreement constitutes a valid and binding obligation of the Corporation, on behalf of the corresponding Surviving Fund, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws relating to or affecting creditors’ rights and to general equity principles;

(e) The Corporation, on behalf of such corresponding Surviving Fund, has the power to assume all liabilities to be assumed by it hereunder on behalf of such corresponding Reorganizing Fund and upon consummation of the transactions contemplated hereby the Corporation, on behalf of the corresponding Surviving
Fund, will have duly assumed all such liabilities;

(f) The shares to be issued by the corresponding Surviving Fund for transfer to the
Reorganizing Fund’s shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the corresponding
Surviving Fund, and no shareholder of the corresponding Surviving Fund has any preemptive right of subscription or purchase in respect thereof; and

(g) The execution and delivery of this Agreement did not, and the performance by the
Corporation, on behalf of the corresponding Surviving Fund, of its obligations hereunder (including the issuance of shares and assumption of liabilities of such Reorganizing Fund) will not, violate the Corporation’s Charter or By-
Laws, or any obligation of the Corporation under any material agreement filed as an exhibit to the Corporation's registration statement on Form N-1A or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which such Surviving Fund, is a party or by which it is bound.

Such counsel shall be entitled to state that, with the approval of the Reorganizing Funds, they have relied upon officers’ certificates and certificates of public officials in rendering their opinion and may rely on Venable LLP or another law firm satisfactory to the Trust as to all matters of Maryland law.

7.6 The Board of Directors of the Corporation shall have approved this Agreement and the transactions contemplated by it.

7.7 The transactions contemplated by the Asset Purchase Agreement between Citizens Advisers, Inc.
and Sentinel Asset Management, Inc. shall have been consummated.

8. Conditions Precedent to Obligations of each Surviving Fund

The obligations of each Surviving Fund to complete the transactions provided for herein on the applicable Closing
Date shall be subject, at its election, to the performance by the corresponding Reorganizing Fund of all the obligations to be performed by it under this Agreement on or before the applicable Closing Date, and in addition, the following further conditions:

8.1 The items that are required to be delivered by the corresponding Reorganizing Fund or its agents shall have been delivered to such Surviving Fund or its agents on or prior to the applicable Closing Date.

8.2 All representations and warranties of the Trust, on behalf of the corresponding Reorganizing Fund, contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except as they may be affected by the transactions contemplated by this Agreement, as of the applicable Closing
Date, with the same force and effect as if made on and as of the applicable Closing Date.

8.3 The Trust, on behalf of the corresponding Reorganizing Fund, shall have delivered to such
Surviving Fund on the applicable Closing Date a certificate executed in its name by an authorized officer, in a form reasonably satisfactory to such Surviving Fund and dated as of the Closing Date, to the effect that (a) the representations and warranties of such Reorganizing Fund made in this Agreement are true and correct on and as of the applicable Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and (b) the Trust, on behalf of such Reorganizing Fund, has complied with all of the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the applicable Closing Date.

8.4 Such Surviving Fund shall have received on the Closing Date an opinion of Bingham McCutchen,
LLP, counsel to the Trust, in a form reasonably satisfactory to such Surviving Fund, and dated as of the Closing
Date, to the effect that:

(a) The Trust is a business trust formed and validly existing under applicable Massachusetts law. The Trust has the power as a business trust to own its properties and conduct its business as a registered investment company. Such Reorganizing Fund is a separate series of beneficial shares with no par value of the
Trust duly classified and designated in accordance with the applicable provisions of Trust’s Declaration of Trust;

(b) The Trust is registered with the Commission as an open-end management investment company under the 1940 Act;

(c) To such counsel’s knowledge, no consent, approval, authorization, or order of any federal or Massachusetts court or governmental authority is required for the consummation by such Reorganizing Fund of the transactions contemplated in this Agreement, except such as have been obtained under the 1933 Act, the 1934
Act and the 1940 Act and such as may be required by state securities laws or applicable Massachusetts law;

(d) The execution and delivery of this Agreement did not, and the performance by the Trust, on behalf of the corresponding Reorganizing Fund, of its obligations hereunder will not, violate the Trust's
Declaration of Trust or By-Laws, or any obligation of the Trust under any agreement filed as an exhibit to the
Trust's registration statement on Form N-1A or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment or decree to which such Trust, on behalf of such Reorganizing Fund, is a party or by which it is bound.

Such counsel shall be entitled to state that, with the approval of the Surviving Funds, they have relied upon officers’ certificates and certificates of public officials in rendering their opinion.

8.5 The indemnification agreement between the Trust and Sophia Collier, the interested Trustee of the
Trust, shall have been terminated and Ms. Collier shall have executed a release of all of her rights under her indemnification agreement with the Trust.

8.6 The Board of Trustees of the Trust shall have approved this Agreement and the transactions contemplated by this Agreement.

8.7 The transactions contemplated by the Asset Purchase Agreement between Citizens Advisers, Inc.
and Sentinel Asset Management, Inc. shall have been consummated.

8.8 Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the valuation of the
Assets at the Valuation Time, such Reorganizing Fund shall have declared a dividend or dividends, with a record and ex-dividend date prior to the valuation of the Assets, which together with all previous dividends, shall have the effect of distributing to Shareholders of that Reorganizing Fund all of the Reorganizing Funds’ investment company taxable income for all taxable periods ending on or before the Closing Date (computed without regard to any deduction for dividends paid), if any, plus the excess of its interest income, if any, excludable from gross income under Section 103(a) of the Code over its deductions disallowed under Sections 265 and 171(a)(2) of the Code for all taxable periods ending on or before the Closing Date and all of its net capital gain realized in all taxable periods ending on or before the Closing Date (after reduction for any capital loss carry forward).

9. Further Conditions Precedent to Obligations of each Surviving Fund and each Reorganizing Fund

If any of the conditions set forth below have not been met on or before the Closing Date with respect to any
Reorganizing Fund or corresponding Surviving Fund, the other party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement with respect to the applicable
Reorganizing Fund or Surviving Fund:

9.1 This Agreement and the transactions contemplated in this Agreement shall have been approved by the requisite vote of the holders of the outstanding shares of the Reorganizing Fund in accordance with the provisions of Trust’s Declaration of Trust and Bylaws, applicable Massachusetts law and the 1940 Act, and evidence of such approval shall have been delivered to the corresponding Surviving Fund. Notwithstanding anything in this Agreement to the contrary, neither the Surviving Funds nor the Reorganizing Funds may waive the conditions set forth in this paragraph. The failure by one Reorganizing Fund to obtain the necessary approvals shall not affect the rights or obligations of the other Reorganizing Fund or corresponding Surviving Fund under this Agreement.

9.2 On the Closing Date, no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain material damages or other relief in connection with, this Agreement or the transactions contemplated in this Agreement.

9.3 All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities deemed necessary by the Surviving Fund or the corresponding Reorganizing Fund to permit consummation, in all material respects, of the transactions contemplated by this Agreement with respect to such
Surviving Fund or corresponding Reorganizing Fund shall have been obtained, except where failure to obtain any such consent, order or permit would not have a material adverse effect on the assets or properties of such Surviving
Fund or corresponding Reorganizing Fund, provided that either party to this Agreement may for itself waive any of such conditions.

9.4 The N-14 Registration Statement shall have become effective under the 1933 Act and no stop orders suspending its effectiveness shall have been issued and, to the knowledge of the parties to this Agreement, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

9.5 The parties shall have received an opinion of Sidley Austin LLP addressed to such Surviving Fund and corresponding Reorganizing Fund based on customary representations and assumptions, dated the Closing Date, to the effect that, subject to the conditions and limitations set forth therein, on the basis of existing provisions of the
Code, current administrative rules and court decisions, for federal income tax purposes:

(a) the transfer to such Surviving Fund of the Assets of the corresponding Reorganizing
Fund in exchange solely for the Surviving Fund Shares and the assumption by such Surviving Fund of certain of the liabilities of the corresponding Reorganizing Fund, followed by the distribution of such Surviving Fund Shares to the Reorganizing Fund Shareholders in exchange for their shares of the Reorganizing Fund, will constitute a
“reorganization” within the meaning of Section 368(a) of the Code; and such Surviving Fund and corresponding
Reorganizing Fund will each be “a party to a reorganization” within the meaning of Section 368(b) of the Code;

(b) no gain or loss will be recognized by such Surviving Fund or by the corresponding
Reorganizing Fund as a result of the applicable reorganization;

(c) no gain or loss will be recognized by the Reorganizing Fund Shareholders of such
Reorganizing Fund upon the exchange of their Reorganizing Fund Shares for Surviving Fund Shares in the
corresponding Surviving Fund in connection with the applicable reorganization;

(d) the aggregate tax basis of the Surviving Fund Shares of such Surviving Fund, both full and fractional, received by Reorganizing Fund Shareholders of the corresponding Reorganizing Fund will be the same as the aggregate tax basis of the corresponding Reorganizing Fund Shares exchanged therefor;

(e) the holding period for Surviving Fund Shares of such Surviving Fund, both full and fractional, received by corresponding Reorganizing Fund Shareholders in the reorganization will include the holding period for the Reorganizing Fund Shares exchanged, provided such Reorganizing Fund Shares were held as capital assets at the time of the exchange;

(f) the tax basis of the assets of such Reorganizing Fund in the hands of the corresponding
Surviving Fund will be the same as the tax basis of such assets to the Reorganizing Fund immediately prior to the transfer;

(g) the holding period of the assets acquired by such Surviving Fund will include the period during which such assets were held by the corresponding Reorganizing Fund;

(h) pursuant to Section 381 of the Code and Treasury Regulations thereunder, such Surviving
Fund will succeed to and take into account the items of the corresponding Reorganizing Fund described in Section
381(c) of the Code, subject to the provisions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

9.6 The Corporation’s Post-Effective Amendments under the 1933 Act and the 1940 Act shall have been declared effective by the Commission and no stop orders under the 1933 Act pertaining to them shall have been issued, and all approvals, registrations, and exemptions under the federal and state laws considered to be necessary by the Corporation shall have been obtained.

10. Amendments, Waivers, and Termination; Non-Survival Of Covenants, Warranties and Representations;
Governing Law

10.1 This Agreement may be amended, modified or supplemented in writing at any time by mutual consent of both parties to the Agreement, notwithstanding approval by the Reorganizing Fund Shareholders,

provided that no such amendment shall have a material adverse effect on the interests of such shareholders without their further approval.

10.2 At any time prior to the Closing Date, either of the parties may waive compliance with any of the covenants or conditions made for its benefit contained in this Agreement.

10.3 This Agreement may be terminated with respect to any reorganization at any time prior to the
Closing Date of such reorganization without liability on the part of either party to this Agreement or its respective directors, trustees, officers or shareholders by either party on notice to the other.

10.4 The representations, warranties or covenants contained in this Agreement or in any document delivered pursuant to this Agreement or in connection with this Agreement shall not survive each reorganization, except that the covenants to be performed after the Closing shall survive the Closing.

10.5 This Agreement shall be governed by and construed in accordance with the laws of the State of
Maryland, without giving effect to principles of conflict of law.

11.	Expenses

11.1 Sentinel and Citizens Advisers, Inc. shall be responsible for all costs and expenses of each reorganization, except that the Reorganizing Fund Shareholders will pay their own expenses, if any, incurred by them in connection with each reorganization and each Reorganizing Fund will be responsible for its own registration and licensing fees and brokerage commissions.

11.2 The Corporation, on behalf of the Surviving Funds, and Trust, on behalf of each Reorganizing
Fund, each represents and warrants to the other that there are no business brokers or finders or other entities entitled to receive any payments in connection with the transactions provided for in this Agreement. However, both parties understand and agree that Sentinel Asset Management, Inc. and/or Citizens Advisers, Inc. may pay third-party investment bankers a fee in connection with their agreement related to the reorganizations, which could be based on
Fund assets.

12. Notices

Any notice, report, statement or demand required or permitted by any provision of this Agreement shall be in writing and shall be delivered by personal delivery, commercial delivery service or registered or certified mail, return receipt requested and addressed as follows:

Citizens Funds
One Harbour Place, Suite 400
Portsmouth, NH 03801

Sentinel Group Funds, Inc.
One National Life Drive
Montpelier, VT 05604

or such other manner to which the parties agree or to such other address to which a party notifies the other.

13. Miscellaneous

This Agreement supersedes all prior agreements between the parties (written or oral), is intended as a complete exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally.
This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been executed by the Corporation and the Trust and delivered to each of them. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Nothing in this Agreement, expressed or implied, is intended to confer upon any person not a party to this Agreement any rights or remedies under or by reason of this Agreement.

The Trust’s Declaration of Trust is on file with the Secretary of State of the Commonwealth of Massachusetts, and
the said officers of the Trust have executed this Agreement as officers and not individually, and the obligations and rights set forth in this Agreement are not binding upon any such officers, or the Trustees or shareholders of the
Reorganizing Funds, individually, except to the extent that shareholders of a Massachusetts business trust may under certain circumstances be held liable for its obligations, but are binding only upon the assets and property of the Trust belonging to the applicable Reorganizing Fund.

IN WITNESS WHEREOF, each of the parties to this Agreement has caused this Agreement to be executed by a duly authorized officer as of the date set forth above.

CITIZENS FUNDS, on behalf of itself and each
Reorganizing Fund

Attest:
By: /s/ Joann Hubbard	By: /s/ Sophia Collier
Name: Sophia Collier
Title: President

SENTINEL GROUP FUNDS, INC., on behalf of itself
and each Surviving Fund
Attest:
By: /s/ Kerry A. Jung

By: /s/ Christuan W. Thwaites

Name: Christian W. Thwaites
Title: President & Chief Executive Officer

CITIZENS ADVISERS, INC., solely for purposes of
Section 6.13
Attest:
By: /s/ Joann Hubbard

By: /s/ Sophia Collier
Name: Sophia Collier
Title: President